UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2006 (March 20, 2006)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-10.2: DEFERRED COMPENSATION AGREEMENT
EX-10.3: SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On March 20, 2006, Connecticut Water Service, Inc. and its subsidiary, The Connecticut Water Company (together, the “Company”) and Eric W. Thornburg entered into three agreements comprising the terms and conditions of Mr. Thornburg’s employment as the Company’s new President and Chief Executive Officer — an Employment Agreement, a Deferred Compensation Agreement and a Supplemental Executive Retirement Agreement.
     The terms of Mr. Thornburg’s Employment Agreement are substantially similar to those of the Company’s other executive officers. For a complete description of the material terms of Mr. Thornburg’s Employment Agreement, please see the description included in the Company’s proxy statement dated March 31, 2005, under the heading “Employment Contracts, Change-in-Control, and Termination Arrangement,” which description is hereby incorporated by reference.
     The Deferred Compensation Agreement permits Mr. Thornburg to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of his annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of Mr. Thornburg. Amounts deferred to the account are credited with interest paid by the Company on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 1 — 3% (with a final rate to be determined upon completion of a physical evaluation of Mr. Thornburg and related insurance). Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to Mr. Thornburg (or to his designated beneficiary) upon termination of employment by the Company either in the form of an annual annuity payment, or a lump sum payment if determined by the Compensation Committee of the Company’s Board of Directors. If Mr. Thornburg is terminated for “cause” as defined in the Deferred Compensation Agreement, he shall be entitled only to a return of amount deferred without payment of accrued interest.
     The Supplemental Executive Retirement Agreement provides Mr. Thornburg with a supplemental retirement benefit based on earnings and years of service. If Mr. Thornburg meets the age and any applicable service requirements under the agreement, the annual retirement benefits payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by the benefit payable to Mr. Thornburg under the Connecticut Water Retirement Plan. The annual benefit amount is reduced by benefits payable under the retirement plan of Mr. Thornburg’s prior employer. The agreement provides an early retirement benefit if Mr. Thornburg retires from service to the Company at any age between 55 and 65.
     A copy of Mr. Thornburg’s Employment Agreement is attached as Exhibit 10.1 hereto, and is hereby incorporated by reference. A copy of Mr. Thornburg’s Deferred Compensation Agreement is attached as Exhibit 10.2 hereto, and is hereby incorporated by reference. A copy of Mr. Thornburg’s Supplemental Executive Retirement Agreement is attached as Exhibit 10.3 hereto, and is hereby incorporated by reference.

Item 2.02 Results of Operations and Financial Condition.
     On March 24, 2006, the Company issued a press release describing the Company’s preliminary financial results for the fiscal year ended December 31, 2005. A copy of this press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     The following are filed or furnished herewith as exhibits.
(c)	Exhibits
10.1	Employment Agreement dated March 20, 2006 between Connecticut Water Service, Inc., The Connecticut Water Company and Eric W. Thornburg.

10.2	Deferred Compensation Agreement dated March 20, 2006 between Connecticut Water Service, Inc., The Connecticut Water Company and Eric W. Thornburg.

10.3	Supplemental Executive Retirement Agreement dated March 20, 2006 between Connecticut Water Service, Inc., The Connecticut Water Company and Eric W. Thornburg.

99.1	Company Press Release regarding preliminary financial results for the year ended December 31, 2005, dated March 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: March 24, 2006	By:	/s/	David C. Benoit

Name: David C. Benoit Title: Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

10.1	Employment Agreement dated March 20, 2006 between Connecticut Water Service, Inc., The Connecticut Water Company and Eric W. Thornburg.	6

10.2	Deferred Compensation Agreement dated March 20, 2006 between Connecticut Water Service, Inc., The Connecticut Water Company and Eric W. Thornburg.	23

10.3	Supplemental Executive Retirement Agreement dated March 20, 2006 between Connecticut Water Service, Inc., The Connecticut Water Company and Eric W. Thornburg.	30

99.1	Company Press Release regarding preliminary financial results for the year ended December 31, 2005, dated March 24, 2006.	35